Exhibit 99.1
BeOne Medicines Announces First Quarter 2026 Financial Results and Business Updates
•Total global revenues of $1.5 billion for the first quarter, an increase of 35% from the prior year
•Foundational BRUKINSA (zanubrutinib) global revenues of $1.1 billion for the first quarter, an increase of 38% from the prior year
•Diluted GAAP Earnings per American Depository Share (ADS) of $1.96 for the first quarter; non-GAAP diluted Earnings per ADS of $3.24 for the first quarter
SAN CARLOS, Calif. – May 6, 2026 – BeOne Medicines Ltd. (NASDAQ: ONC; HKEX: 06160; SSE: 688235), a global oncology company, today announced financial results and corporate updates from the first quarter of 2026.
John V. Oyler, Co-Founder, Chairman, and CEO, BeOne, said:
“These strong first-quarter results reinforce BeOne’s continued growth as a global oncology leader, driven by disciplined commercial execution, and underpinned by our established hematology leadership, and an impressive, rapidly emerging solid tumor pipeline. The sustained competitive advantages of our global superhighway for clinical development and manufacturing are now clear. BRUKINSA has firmly established itself as the foundational, best-in-class BTK inhibitor with unmatched long-term efficacy and safety data for the treatment of CLL and as the only BTKi with proven efficacy superiority over ibrutinib which has resulted in clear global revenue leadership. The fixed-duration combination of sonrotoclax, a foundational, next-generation BCL2 inhibitor, and BRUKINSA represents a potential new standard-of-care in first-line CLL, with BTK CDAC BGB-16673 emerging as a potential first-in-class therapy in the relapsed or refractory setting. With more than 20 abstracts across our hematology and solid tumor pipeline accepted for presentation at ASCO, BeOne has solidified its position as a leading oncology company.”
(Amounts in thousands of U.S. dollars and unaudited)

	Three Months Ended
	March 31,
	2026	2025	% Change
Net product revenues	$1,487,329	$1,108,530	34%
Other revenue	$26,109	$8,749	198%
Total revenue	$1,513,438	$1,117,279	35%

GAAP income from operations	$249,902	$11,102	2,151%
Adjusted income from operations*	$414,394	$139,357	197%

GAAP net income	$227,357	$1,270	17,802%
Adjusted net income*	$375,042	$136,137	175%

GAAP basic EPS per ADS	$2.05	$0.01	20,400%
Adjusted basic EPS per ADS*	$3.38	$1.27	166%

GAAP diluted EPS per ADS	$1.96	$0.01	19,500%
Adjusted diluted EPS per ADS*	$3.24	$1.22	166%

Free Cash Flow*	$160,547	$(12,325)	1,403%
* For an explanation of our use of non-GAAP financial measures, refer to the “Note Regarding Use of Non-GAAP Financial Measures” section later in this press release and for a reconciliation of each non-GAAP financial measure to the most comparable GAAP measures, see the table at the end of this press release.

Exhibit 99.1
First Quarter 2026 Financial Results
Product Revenue totaled $1.5 billion for the first quarter of 2026, representing growth of 34% compared to the prior-year period.
•BRUKINSA: Global sales totaled $1.1 billion for the first quarter of 2026, representing growth of 38% compared to the prior-year period; U.S. sales of BRUKINSA totaled $761 million in the first quarter of 2026, representing growth of 35% compared to the prior-year period.
•TEVIMBRA (tislelizumab): Global sales totaled $206 million in the first quarter of 2026, representing growth of 20% compared to the prior-year period.
•Amgen in-licensed products: Global sales totaled $142 million in the first quarter of 2026, representing growth of 25% compared to the prior-year period.
Gross Margin as a percentage of global product sales for the first quarter of 2026 was 89%, compared to 85% in the prior-year period on a GAAP basis. The gross margin percentage increased due to a proportionally higher sales mix of global BRUKINSA compared to other products in our portfolio. Gross margin also benefited from productivity improvements resulting in lower costs for both BRUKINSA and TEVIMBRA.
Operating Expenses
The following table summarizes operating expenses for the first quarter of 2026:

	GAAP			Non-GAAP
(unaudited, in thousands, except percentages)	Q1 2026	Q1 2025	% Change	Q1 2026	Q1 2025	% Change
Research and development	$541,224	$481,887	12%	$465,904	$421,195	11%
Selling, general and administrative	$555,097	$459,288	21%	$471,993	$395,511	19%
Total operating expenses	$1,096,321	$941,175	16%	$937,897	$816,706	15%
Research and Development (R&D) Expenses increased for the first quarter of 2026 compared to the prior-year period on both a GAAP and adjusted basis due to advancing preclinical programs into the clinic and early clinical programs into late stage.
Selling, General and Administrative (SG&A) Expenses increased for the first quarter of 2026 compared to the prior-year period on both a GAAP and adjusted basis due to continued investment to support commercial growth. SG&A expenses as a percentage of product sales were 37% for the first quarter of 2026, compared to 41% in the prior-year period.
Net Income and Basic/Diluted Earnings Per Share
GAAP net income for the first quarter of 2026 was $227 million, an increase of $226 million over the prior-year period, primarily attributable to revenue growth and improved operating leverage.
For the first quarter of 2026, basic and diluted earnings per share were $0.16 and $0.15 per share and $2.05 and $1.96 per American Depositary Share (ADS), compared to basic and diluted earnings per share of $0.00 per share and $0.01 per ADS in the prior-year period.
Free Cash Flow for the first quarter of 2026 was $161 million, representing an increase of $173 million over the prior-year period.
For further details on BeOne’s First Quarter 2026 Financial Statements, please see BeOne’s Quarterly Report on Form 10-Q for the first quarter of 2026 filed with the U.S. Securities and Exchange Commission.

Exhibit 99.1
Updated Full Year 2026 Guidance
BeOne’s financial guidance is summarized below:

	Prior FY 2026 Guidance	Current FY 2026 Guidance[1]
Total revenue	$6.2 - $6.4 billion	$6.3 - $6.5 billion
GAAP gross margin %	High-80% range	High-80% range
GAAP operating expenses[2] (combined R&D and SG&A)	$4.7 - $4.9 billion	$4.7 - $4.9 billion
GAAP operating income[2]	$700 - $800 million	$750 - $850 million
Non-GAAP operating income[2,3]	$1.4 - $1.5 billion	$1.45 - $1.55 billion
1 Assumes May 1, 2026 foreign exchange rates.
2 Does not assume any potential new, material business development activity or unusual/non-recurring items.
3 Non-GAAP operating income is a financial measure that excludes from the corresponding GAAP measure costs related to share-based compensation, depreciation and amortization expense. Guidance assumes that Non-GAAP expenses track overall expense growth.
BeOne’s total revenue guidance for full year 2026 of $6.3 billion to $6.5 billion includes expectations for strong revenue growth driven by BRUKINSA’s leadership position in the U.S. and continued global expansion in both Europe and other important rest of world markets. Gross margin percentage is expected to be in the high-80% range and includes the impact of product mix and a full year of 2026 productivity improvements. Guidance for combined operating expenses on a GAAP basis includes expectations of investment to support growth in both commercial and research at a pace that continues to deliver meaningful operating leverage.
The Company is providing the following additional guidance on items impacting net income and earnings per ADS:
•Other income (expense): Estimated range of $25 million to $50 million in expense, includes interest amortization from Royalty Pharma arrangement.
•Income tax outlook: Earnings may provide sufficient positive evidence to reverse certain valuation allowances in 2026, resulting in a material tax benefit when recognized; the timing and magnitude of a potential reversal is uncertain; prior to reversal, income tax expense should trend with earnings per historical relationship. See Form 10-Q for additional updates on income tax uncertainties.
•Diluted ADS outstanding: The Company expects diluted ADSs outstanding of approximately 118 million.
First Quarter 2026 Business Highlights
Core Marketed Products
BRUKINSA (zanubrutinib)
•Received Orphan Drug Designation in Japan for the treatment of adult patients with relapsed or refractory (R/R) marginal zone lymphoma (MZL).
•Submitted New Drug Application in Japan for R/R MZL and tablet formulation.

Sonrotoclax (BCL2 inhibitor)
•Launched and commercially available in China for the treatment of adult patients with R/R mantle cell lymphoma (MCL) and R/R chronic lymphocytic leukemia (CLL)/small lymphocytic lymphoma (SLL).
•Included in the European Society of Medical Oncology (ESMO) guidelines as a recommended third-line treatment for R/R MCL patients.
TEVIMBRA (tislelizumab)
•Received acceptance of a Supplemental Biologics License Application (sBLA) by the U.S. Food and Drug Administration (FDA) with Priority Review for the treatment of adult patients with first-line HER2-positive gastroesophageal adenocarcinoma (GEA) in combination with ZIIHERA (zanidatamab) and chemotherapy, based on results of the HERIZON-GEA-01 trial which demonstrated statistically significant and clinically meaningful improvement in overall survival versus trastuzumab plus chemotherapy.
•Received acceptance of sBLA by the Center for Drug Evaluation (CDE) in China for the treatment of adult patients with first-line HER2-positive GEA in combination with ZIIHERA and chemotherapy.

Exhibit 99.1
ZIIHERA (zanidatamab)
•Received acceptance of sBLA by the CDE in China for the treatment of adult patients with first-line HER2-positive GEA in combination with chemotherapy, with or without TEVIMBRA.

Select Clinical-Stage Programs
Hematology
•BGB-16673 (BTK CDAC): Initiated Phase 2 cohorts in R/R MZL and Richter’s Transformation.
Breast and Gynecological Cancers
•BGB-43395 (CDK4 inhibitor): Received acceptance of Phase 1 study data as a poster presentation at ASCO.
•BG-C9074 (B7-H4 ADC): Received acceptance of Phase 1 study data as a rapid oral presentation at ASCO.
Gastrointestinal Cancers
•BGB-B2033 (GPC3x41BB bispecific antibody):
◦Received FDA Orphan Drug Designation for hepatocellular carcinoma (HCC).
◦Initiated potentially registrational study in patients with HCC.
◦Received acceptance of Phase 1 study data as a rapid oral presentation at ASCO.
Lung Cancer
•BG-C0979 (ADAM9-targeting ADC): Initiated first-in-human study.
Inflammation and Immunology
•BG-A3004 (KLRG1 mAb): Initiated first-in-human study.

Exhibit 99.1
Anticipated R&D Milestones

Programs	Milestones	Timing
BRUKINSA	•Interim analysis in the Phase 3 MANGROVE study data in combination with rituximab versus bendamustine plus rituximab for the treatment of adult patients with first-line MCL.	1H 2026
TEVIMBRA	•Japan regulatory action for the treatment of adult patients with first-line gastric cancer.	1H 2026
	•U.S. FDA regulatory action for the treatment of adult patients with first-line HER2-positive GEA in combination with ZIIHERA.	2H 2026
	•China regulatory action for the treatment of adult patients with first-line HER2-positive GEA in combination with ZIIHERA.	1H 2027
Hematology	•Sonrotoclax (BCL2 inhibitor):
	◦FDA regulatory action on New Drug Application as monotherapy treatment of adult patients with R/R MCL.	1H 2026
	◦Phase 3 study initiation for the treatment of adult patients with R/R multiple myeloma t(11;14).	2H 2026
•BGB-16673 (BTK CDAC):
	◦Phase 2 potential accelerated approval submission (if data support) for the treatment of adult patients with R/R CLL.	2H 2026
Breast/Gynecologic Cancers	•BGB-43395 (CDK4 inhibitor):
	◦Phase 3 study initiation for the treatment of adult patients with first-line HR-positive, HER2-negative metastatic breast cancer.	1H 2026
Lung Cancer	•BON-110 (PD-1xVEGF-AxCTLA-4 trispecific antibody):
	◦First-in-human study initiation.	1H 2026
Gastrointestinal Cancers	•BGB-B2033 (GPC3x41BB bispecific antibody):
	◦Pivotal Phase 3 study initiation.	2H 2026
Inflammation and Immunology	•BGB-16673 (BTK CDAC):
	◦Phase 2 study initiation for the treatment of adult patients with chronic spontaneous urticaria.	2H 2026
Corporate Updates
•Entered into an exclusive option with Huahui Health to license worldwide rights to HH160 (BON-110), a novel trispecific antibody targeting PD-1, VEGF-A and CTLA-4.
BeOne’s Earnings Results Webcast
The Company’s earnings conference call for the first quarter 2026 will be broadcast via webcast at 8:00 a.m. ET on Wednesday, May 6, 2026, and will be accessible through the Investors section of BeOne’s website at www.beonemedicines.com. Supplemental information in the form of a slide presentation, transcript of prepared remarks, and a replay of the webcast will also be available.
About BeOne
BeOne Medicines is a global oncology company that is discovering and developing innovative treatments for cancer patients worldwide. With a portfolio spanning hematology and solid tumors, BeOne is expediting development of its diverse pipeline of novel therapeutics through its internal capabilities and collaborations. The Company has a growing global team spanning six continents who are driven by scientific excellence and exceptional speed to reach more patients than ever before.
To learn more about BeOne, please visit www.beonemedicines.com and follow us on LinkedIn, X, Facebook and Instagram.

Exhibit 99.1
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws, including statements regarding: BeOne’s continued growth as a global oncology leader; the fixed-duration combination of sonrotoclax and BRUKINSA as a potential new standard-of-care in first-line CLL; the emergence of BGB-16673 as a potential first-in-class therapy for R/R CLL; BeOne’s future revenue, gross margin percentage, operating expenses, operating income, other income or expense, income tax and diluted ADS outstanding; BeOne’s expectations regarding continued global expansion and investment to support growth; upcoming R&D milestones to be achieved by BeOne; the timing of clinical and regulatory developments and data readouts; and BeOne’s plans, commitments, aspirations and goals under the caption “About BeOne.” Actual results may differ materially from those indicated in the forward-looking statements as a result of various important factors, including BeOne’s ability to demonstrate the efficacy and safety of its drug candidates; the clinical results for its drug candidates, which may not support further development or marketing approval; actions of regulatory agencies, which may affect the initiation, timing and progress of clinical trials and marketing approval; BeOne’s ability to achieve commercial success for its marketed medicines and drug candidates, if approved; BeOne’s ability to obtain and maintain protection of intellectual property for its medicines and technology; BeOne’s reliance on third parties to conduct drug development, manufacturing, commercialization, and other services; BeOne’s limited experience in obtaining regulatory approvals and commercializing pharmaceutical products; BeOne’s ability to obtain additional funding for operations and to complete the development of its drug candidates and achieve and maintain profitability; and those risks more fully discussed in the section entitled “Risk Factors” in BeOne’s most recent periodic report filed with the U.S. Securities and Exchange Commission (“SEC”), as well as discussions of potential risks, uncertainties, and other important factors in BeOne’s subsequent filings with the SEC. All information in this press release is as of the date of this press release, and BeOne undertakes no duty to update such information unless required by law. BeOne’s financial guidance is based on estimates and assumptions that are subject to significant uncertainties.

Investor Contact	Media Contact
Liza Heapes	Kyle Blankenship
+1 857-302-5663	+1 667-351-5176
ir@beonemed.com	media@beonemed.com

Exhibit 99.1
Condensed Consolidated Statements of Operations (U.S. GAAP)
(Amounts in thousands of U.S. dollars, except for shares, American Depositary Shares (ADSs), per share and per ADS data)

	Three Months Ended March 31,
	2026	2025

	(Unaudited)
Revenues
Product revenue, net	$1,487,329	$1,108,530
Other revenue	26,109	8,749
Total revenues	1,513,438	1,117,279
Cost of sales - products	167,215	165,002
Gross profit	1,346,223	952,277
Operating expenses:
Research and development	541,224	481,887
Selling, general and administrative	555,097	459,288
Total operating expenses	1,096,321	941,175
Income from operations	249,902	11,102
Interest income	27,664	12,850
Interest expense	(32,887)	(7,002)
Other income, net	14,536	3,950
Income before income taxes	259,215	20,900
Income tax expense	31,858	19,630
Net income	$227,357	$1,270

Earnings per share
Basic	$0.16	$0.00
Diluted	$0.15	$0.00
Weighted-average shares outstanding—basic	1,442,451,870	1,390,052,966
Weighted-average shares outstanding—diluted	1,505,027,338	1,445,253,219

Earnings per American Depositary Share (“ADS”)
Basic	$2.05	$0.01
Diluted	$1.96	$0.01
Weighted-average ADSs outstanding—basic	110,957,836	106,927,151
Weighted-average ADSs outstanding—diluted	115,771,334	111,173,325

Exhibit 99.1
Select Condensed Consolidated Balance Sheet Data (U.S. GAAP)
(Amounts in thousands of U.S. Dollars)

	As of
	March 31,	December 31,
	2026	2025
	(unaudited)	(audited)
Assets:
Cash, cash equivalents and restricted cash	$4,853,425	$4,609,647
Accounts receivable, net	938,019	865,080
Inventories	681,590	608,227
Property, plant and equipment, net	1,640,918	1,641,678
Total assets	$8,553,619	$8,188,573
Liabilities and equity:
Accounts payable	$423,546	$479,035
Accrued expenses and other payables	1,079,283	1,109,120
R&D cost share liability	35,700	64,345
Sale of future royalty liability	904,399	906,956
Debt	1,078,655	1,019,206
Total liabilities	3,793,177	3,827,379
Total equity	$4,760,442	$4,361,194

Exhibit 99.1
Select Condensed Consolidated Statements of Cash Flows (U.S. GAAP)
(Amounts in thousands of U.S. Dollars)

	Three Months Ended March 31,
	2026	2025

	(unaudited)
Cash, cash equivalents and restricted cash at beginning of period	$4,609,647	$2,638,747
Net cash provided by operating activities	201,336	44,082
Net cash used in investing activities	(45,510)	(121,941)
Net cash provided by (used in) financing activities	68,632	(33,777)
Net effect of foreign exchange rate changes	19,320	3,480
Net increase (decrease) in cash, cash equivalents, and restricted cash	243,778	(108,156)
Cash, cash equivalents and restricted cash at end of period	$4,853,425	$2,530,591

Exhibit 99.1
Note Regarding Use of Non-GAAP Financial Measures
BeOne provides certain non-GAAP financial measures, including Adjusted Operating Expenses, Adjusted Operating Loss, Adjusted Net Income, Adjusted Earnings Per Share, Free Cash Flow and certain other non-GAAP income statement line items, each of which include adjustments to GAAP figures. These non-GAAP financial measures are intended to provide additional information on BeOne’s operating performance. Adjustments to BeOne’s GAAP figures exclude, as applicable, non-cash items such as share-based compensation, depreciation and amortization. Certain other special items or substantive events may also be included in the non-GAAP adjustments periodically when their magnitude is significant within the periods incurred. Non-GAAP adjustments are tax effected to the extent there is U.S. GAAP current tax expense. The Company currently records a valuation allowance on its net deferred tax assets, so there is no net impact recorded for deferred tax effects. BeOne maintains an established non-GAAP policy that guides the determination of what costs will be excluded in non-GAAP financial measures and the related protocols, controls and approval with respect to the use of such measures. BeOne believes that these non-GAAP financial measures, when considered together with the GAAP figures, can enhance an overall understanding of BeOne’s operating performance. The non-GAAP financial measures are included with the intent of providing investors with a more complete understanding of BeOne’s historical and expected financial results and trends and to facilitate comparisons between periods and with respect to projected information. In addition, these non-GAAP financial measures are among the indicators BeOne’s management uses for planning and forecasting purposes and measuring BeOne’s performance. These non-GAAP financial measures should be considered in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. The non-GAAP financial measures used by BeOne may be calculated differently from, and therefore may not be comparable to, non-GAAP financial measures used by other companies.

Exhibit 99.1
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
(Amounts in thousands of U.S. Dollars, except for per share and per ADS data)
(unaudited)

	Three Months Ended
	March 31,
	2026	2025

Reconciliation of GAAP to adjusted cost of sales - products:
GAAP cost of sales - products	$167,215	$165,002
Less: Depreciation	4,326	2,613
Less: Amortization of intangibles	1,742	1,173
Adjusted cost of sales - products	$161,147	$161,216

Reconciliation of GAAP to adjusted research and development:
GAAP research and development	$541,224	$481,887
Less: Share-based compensation cost	53,856	41,767
Less: Depreciation	21,464	18,925
Adjusted research and development	$465,904	$421,195

Reconciliation of GAAP to adjusted selling, general and administrative:
GAAP selling, general and administrative	$555,097	$459,288
Less: Share-based compensation cost	69,492	53,684
Less: Depreciation	13,595	10,076
Less: Amortization of intangibles	17	17
Adjusted selling, general and administrative	$471,993	$395,511

Reconciliation of GAAP to adjusted operating expenses
GAAP operating expenses	$1,096,321	$941,175
Less: Share-based compensation cost	123,348	95,451
Less: Depreciation	35,059	29,001
Less: Amortization of intangibles	17	17
Adjusted operating expenses	$937,897	$816,706

Reconciliation of GAAP to adjusted income from operations:
GAAP income from operations	$249,902	$11,102
Plus: Share-based compensation cost	123,348	95,451
Plus: Depreciation	39,385	31,614
Plus: Amortization of intangibles	1,759	1,190
Adjusted income from operations	$414,394	$139,357

Reconciliation of GAAP to adjusted net income:
GAAP net income	$227,357	$1,270
Plus: Share-based compensation expenses	123,348	95,451
Plus: Depreciation	39,385	31,614
Plus: Amortization of intangibles	1,759	1,190
Plus: Impairment of equity investments	—	12,376
Plus: Discrete tax items	3,535	5,473
Plus: Income tax effect of non-GAAP adjustments[1]	(20,342)	(11,237)
Adjusted net income	$375,042	$136,137

Exhibit 99.1

	Three Months Ended
	March 31,
	2026	2025
Reconciliation of GAAP to adjusted EPS - basic
GAAP earnings per share - basic	$0.16	$0.00
Plus: Share-based compensation expenses	0.09	0.07
Plus: Depreciation	0.03	0.02
Plus: Amortization of intangibles	0.00	0.00
Plus: Impairment of equity investments	0.00	0.01
Plus: Discrete tax items	0.00	0.00
Plus: Income tax effect of non-GAAP adjustments[1]	(0.01)	(0.01)
Adjusted earnings per share - basic	$0.26	$0.10

Reconciliation of GAAP to adjusted EPS - diluted
GAAP earnings per share - diluted	$0.15	$0.00
Plus: Share-based compensation expenses	0.08	0.07
Plus: Depreciation	0.03	0.02
Plus: Amortization of intangibles	0.00	0.00
Plus: Impairment of equity investments	0.00	0.01
Plus: Discrete tax items	0.00	0.00
Plus: Income tax effect of non-GAAP adjustments[1]	(0.01)	(0.01)
Adjusted earnings per share - diluted	$0.25	$0.09

Reconciliation of GAAP to adjusted earnings per ADS - basic
GAAP earnings per ADS - basic	$2.05	$0.01
Plus: Share-based compensation expenses	1.11	0.89
Plus: Depreciation	0.35	0.30
Plus: Amortization of intangibles	0.02	0.01
Plus: Impairment of equity investments	0.00	0.12
Plus: Discrete tax items	0.03	0.05
Plus: Income tax effect of non-GAAP adjustments[1]	(0.18)	(0.11)
Adjusted earnings per ADS - basic	$3.38	$1.27

Reconciliation of GAAP to adjusted earnings per ADS - diluted
GAAP earnings per ADS - diluted	$1.96	$0.01
Plus: Share-based compensation expenses	1.07	0.86
Plus: Depreciation	0.34	0.28
Plus: Amortization of intangibles	0.02	0.01
Plus: Impairment of equity investments	0.00	0.11
Plus: Discrete tax items	0.03	0.05
Plus: Income tax effect of non-GAAP adjustments[1]	(0.18)	(0.10)
Adjusted earnings per ADS - diluted	$3.24	$1.22
1Tax effect of Non-GAAP adjustments is based on the statutory tax rate in the relevant tax jurisdiction. Please note that the Company currently records a valuation allowance on its net deferred tax assets, so there is no net impact recorded for deferred tax effects.

	Three Months Ended
	March 31,
	2026	2025

Free Cash Flow (Non-GAAP):
Net cash provided by operating activities (GAAP)	$201,336	$44,082
Less: Purchases of property, plant and equipment	(40,789)	(56,407)
Free Cash Flow (Non-GAAP)	$160,547	$(12,325)

Exhibit 99.1

Reconciliation of GAAP Operating Income Guidance to Non-GAAP
Operating Income Guidance for Full Year 2026
	(Unaudited)

GAAP operating income	750,000	—	850,000
Plus: Adjustments to arrive at Non-GAAP[1]	700,000	—	700,000
Non-GAAP operating income	1,450,000	—	1,550,000
1.The non-GAAP adjustments are based on best available information at this time related to non-cash items similar to those reported in our actual Non-GAAP results.